Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS SECOND QUARTER RESULTS

Second Quarter 2021 Results:

•	Net sales of $8.4 million vs. $6.1 million in 2020

•	Net loss of $1.1 million (($0.08) per share) driven by restructuring costs of $0.8 million and COVID-related supply chain impacts

•	Net cash used in operating activities of $1.0 million vs. net cash from operating activities of $5.1 million in 2020

GREENWOOD VILLAGE, COLORADO – August 13, 2021 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced operating results for the three months ended June 30, 2021.

“This is a transition year for Scott’s, and we continue to review all aspects of our business with an eye towards growth and profitability,” said Tisha Pedrazzini, Interim Co-President of Scott’s Liquid Gold. "We have identified several key brands that we aim to accelerate via new consumer messaging, brand packaging, and go-to-market strategies. Our portfolio is filled with products that consumers love, as evidenced by best-in-class ratings and reviews. We are working to drive increased awareness of these brands with new digital, social, and grassroots campaigns this fall.”

“While logistics and supply chain challenges impacted sales in the second quarter, we have rebuilt inventory and are back in stock on all major products,” said Kevin Paprzycki, Scott’s CFO and Interim Co-President. “We are taking actions to improve our profitability by reducing selling costs, reducing G&A expenses, and improving working capital efficiency, which we believe will start to be reflected in our financial results in the second half of the year. Given the inflationary backdrop, we have fine-tuned pricing and continue to work to be an efficient and easy partner with which to do business.”

Second Quarter Financial Results

In the second quarter of 2021, net sales increased 38% to $8.4 million compared to $6.1 million in the same period in 2020. The growth was driven by the BIZ and Dryel brands, which were acquired in July 2020, and by a rebound in Batiste sales in 2021, where the second quarter of 2020 was unfavorably impacted by COVID-19. Sales in the second quarter of 2021 were affected by supply chain shortages of cans, components, and other raw materials, particularly with our Scott’s Liquid Gold brand.

Our net loss of $1.1 million was primarily driven by one-time restructuring charges of $0.8 million from severance payments. In addition, our operating results were also affected by supply chain shortages of certain key products including our Scott’s Liquid Gold brand. We are also experiencing increases in costs of our products and logistics-related expenses, primarily driven by COVID-related supply chain disruptions and product delays.

About Scott’s Liquid Gold-Inc.

Scott's Liquid Gold-Inc. and its trusted brands have been a part of consumers' lives for over 70 years. Our products deliver high-quality, proven results that are supported by best-in-class consumer ratings and reviews. Our portfolio includes some of the most trusted and recognized consumer brand names, including our namesake Scott’s Liquid Gold wood care products, as well as Kids N Pets, Dryel, Biz Stain Fighter, Denorex, Prell, and Alpha Skin Care. We are also the current American specialty channel distributor for Batiste Dry Shampoo.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$8,451	$6,083	$17,884	$13,937
Cost of sales	4,929	3,215	10,225	7,605
Gross Profit	3,522	2,868	7,659	6,332

Operating expenses:
Advertising	203	141	362	362
Selling	2,518	1,614	5,069	3,203
General and administrative	1,687	1,293	2,972	2,487
Intangible asset amortization	387	210	775	420
Total operating expenses	4,795	3,258	9,178	6,472
(Loss) income from operations	(1,273)	(390)	(1,519)	(140)

Interest income	-	2	-	3
Interest expense	(175)	(74)	(309)	(78)
Income from distribution agreement termination	-	350	-	350
(Loss) income before income taxes	(1,448)	(112)	(1,828)	135
Income tax benefit	382	34	482	64
Net (loss) income	$(1,066)	$(78)	$(1,346)	$199

Net (loss) income per common share
Basic	$(0.08)	$(0.01)	$(0.11)	$0.02
Diluted	$(0.08)	$(0.01)	$(0.11)	$0.02
Weighted average shares outstanding
Basic	12,618	12,462	12,618	12,462
Diluted	12,618	12,462	12,618	12,571

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except par value amounts)

	June 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$20	$5
Accounts receivable, net	4,723	4,512
Inventories, net	6,770	3,988
Income taxes receivable	513	535
Prepaid expenses	542	596
Other current assets	-	112
Total current assets	12,568	9,748

Property and equipment, net	12	18
Deferred tax asset	1,287	784
Goodwill	5,280	5,280
Intangible assets, net	14,014	14,703
Operating lease right-of-use assets	2,857	2,985
Other assets	38	38
Total assets	$36,056	$33,556

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,036	$1,799
Accrued expenses	999	296
Current portion of long-term debt	1,000	1,000
Operating lease liabilities, current portion	245	249
Other current liabilities	67	67
Total current liabilities	6,347	3,411

Long-term debt, net of current portion and debt issuance costs	5,451	4,521
Operating lease liabilities, net of current	2,908	3,032
Other liabilities	129	127
Total liabilities	14,835	11,091

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,618 shares (2021) and 12,618 shares (2020)	1,262	1,262
Capital in excess of par	7,735	7,633
Retained earnings	12,224	13,570
Total shareholders’ equity	21,221	22,465
Total liabilities and shareholders’ equity	$36,056	$33,556

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(1,346)	$199
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	905	522
Stock-based compensation	102	71
Deferred income taxes	(503)	65
Change in operating assets and liabilities:
Accounts receivable	(211)	156
Inventories	(2,782)	2,905
Prepaid expenses and other assets	166	42
Income taxes receivable	22	322
Accounts payable, accrued expenses, and other liabilities	2,942	296
Total adjustments to net (loss) income	641	4,379
Net cash (used) provided by operating activities	(705)	4,578

Cash flows from investing activities:
Purchase of software	(113)	-
Purchase of property and equipment	-	(17)
Proceeds from sale of property and equipment	-	500
Cash paid for leasehold improvements	-	(247)
Reimbursement of leasehold improvements	-	110
Net cash (used in) provided by investing activities	(113)	346

Cash flows from financing activities:
Proceeds from revolving credit facility	19,517	-
Repayments of revolving credit facility	(18,184)	-
Repayments of term loan	(500)	-
Payments for debt issuance costs	-	(141)
Proceeds from PPP loan	-	600
Repayment of PPP loan	-	(600)
Net cash provided by (used in) financing activities	833	(141)

Net increase in cash and cash equivalents	15	4,783

Cash and cash equivalents, beginning of period	5	1,094
Cash and cash equivalents, end of period	$20	$5,877

Supplemental disclosures:
Cash paid during the period for interest	$212	$-

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki

Interim Co-President & CFO

303.576.6032